Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-74145 on Form S-8, Registration Statement No. 333-39832 on Form S-8, Registration Statement No. 333-67238 on Form S-8, Registration Statement No. 333-103538 on Form S-8, Registration Statement No. 333-117774 on Form S-8, Registration Statement No. 333-138685 on Form S-8, Registration Statement No. 333-150744 on Form S-8, and Registration Statement No. 333-183156 on Form S-8 of our report dated 17 October 2012, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the accounting principles generally accepted in the United Kingdom which vary in certain significant respects from accounting principles generally accepted in the United States of America) relating to the consolidated financial statements of SHL Group Holdings 1 Limited and subsidiaries (the “the Company”) appearing in this Form 8-K/A of The Corporate Executive Board Company.

/s/ Deloitte LLP

London

United Kingdom

17 October 2012